                                                                     EXHIBIT 4.4


                (FORM OF FACE OF REGISTERED GLOBAL SECURITIES)

Unless this Security is presented by an authorized representative of The Depository Trust Company ("DTC"), 55 Water Street, New York, New York to the issuer or its agent for registration of transfer, exchange or payment, and such Security issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

Unless and until this Security is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by DTC to a nominee thereof or by a nominee thereof to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

                            THERMOTREX CORPORATION
                    (INCORPORATED IN THE STATE OF DELAWARE)


               3 1/4% CONVERTIBLE SUBORDINATED GLOBAL DEBENTURE
                                   DUE 2007
                     GUARANTEED ON A SUBORDINATED BASIS BY
                          THERMO ELECTRON CORPORATION
                    (INCORPORATED IN THE STATE OF DELAWARE)

NO. R-_________

CUSIP: 883666 AA 7

     ThermoTrex Corporation , a Delaware corporation (herein referred to as the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ____________________ or registered assigns the principal sum of _______ Dollars (or any other amounts as are endorsed on the Schedule of Adjustments hereto) plus any premium, if any, on November 1, 2007 (the "Stated Maturity") upon the presentation and surrender hereof or, at the option of the Company, in whole or in part at any time on or after November 1, 2000, upon notice as described in the Indenture and to pay interest thereon from November 3, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 1 and November 1 in each year (each, an "Interest Payment Date"), commencing May 1, 1998, at the rate of
3 1/4% per annum, and Additional Amounts, if any, until the principal hereof is paid or duly provided for. The interest and Additional Amounts, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or

October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date at the Office or Agency of the Company maintained for such purpose; provided, however, that such interest may be paid, at the
              -----------------
Company's option, by mailing a check to such Holder at its registered address or by transfer of funds to an account maintained by such Holder within the United States. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months. All payments hereunder shall be made in United States Dollars.

     Subject to the applicable provisions of the Indenture, the aggregate principal amount represented by this global Security may be decreased to reflect exchanges or partial conversions, redemptions or repayments, by endorsing the Schedule of Adjustments hereto, and the principal amount hereof shall be deemed to be decreased for all purposes by the amount so exchanged, converted, redeemed or repaid, as applicable.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

Dated:_________________________      THERMOTREX CORPORATION

                                     By:_______________________
Attest:                              [Name]
                                     [Title]
_______________________________
Secretary

[SEAL]

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        BANKERS TRUST COMPANY,
                                        as Trustee


                                        By:___________________
                                           Authorized Officer

               (FORM OF REVERSE OF REGISTERED GLOBAL SECURITIES)

                            THERMOTREX CORPORATION


     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 28, 1997 (herein called the "Indenture") by the Company, as issuer, and Thermo Electron Corporation, as guarantor (herein called the "Guarantor," which term includes any successor corporation under the Indenture), to Bankers Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and any Coupons appertaining thereto, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the duly authorized series of Securities designated on the face hereof and the aggregate principal amount of the Securities to be issued under such series is limited to $110,000,000, plus over-allotments, if any (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Securities). The Guarantor has unconditionally guaranteed on a subordinated basis the payment of principal, premium, if any, and interest on the Securities. The Holders of the Securities will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the office of the Paying Agents appointed by the Company. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Securities are issuable as bearer securities (the "Bearer Securities"), with interest Coupons attached, in the denominations of U.S. $1,000 and U.S. $10,000, and as registered securities (the "Registered Securities"), without Coupons, in denominations of U.S. $1,000 and integral multiples thereof, except as otherwise provided in or pursuant to the Indenture. The Registered Securities, and transfers thereof, shall be registered as provided in the Indenture. The holder of any Bearer Security or any Coupon appertaining thereto and the registered holder of a Registered Security shall (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Security or Coupon, as the case may be, regardless of any notice of ownership, theft or loss or of any writing thereon. Bearer Securities may be exchanged for Registered Securities as set forth in the Indenture. Registered Securities may not be exchanged for Bearer Securities.

     The Securities are general, unsecured obligations of the Company, subordinated in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Company to the extent set forth in Article Seventeen of the Indenture. There are no restrictions herein on other indebtedness or securities which may be incurred or issued by the Company or the Guarantor.

     Additional Amounts shall be payable on the Securities as set forth in the Indenture.

     If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     Subject to the terms of the Indenture, the Securities are convertible at any time prior to Maturity at an initial Conversion Price of $27.00 per share, subject to adjustment as provided in the Indenture. Accrued interest from the immediately preceding Interest Payment Date until the Conversion Date will be paid within five Business Days after the Conversion Date. In case this Security, or a portion thereof, is called for redemption, or is delivered for repayment, the conversion right in respect of this Security or a portion thereof so called and delivered shall expire on the close of business on the fifth Business Day preceding the Redemption Date or the second Business Day preceding a repayment on the Repayment Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repayment, as the case may be. The Company may, in its sole discretion, within two Business Days after the Conversion Date, elect to (i) pay cash in respect of all or a portion of the shares of Common Stock otherwise issuable upon the proposed conversion and/or
(ii) deliver fully paid, non-assessable shares of Guarantor Common Stock, in respect of all or a portion of the shares of Common Stock otherwise issuable on such conversion, upon such terms and conditions set forth in the Indenture. To convert this Security, the Holder must surrender this Security, duly endorsed or assigned to the Company, at any applicable Place of Conversion, accompanied by a duly signed conversion notice. Bearer Securities surrendered for conversion must be surrendered together with all Coupons appertaining thereto that mature after the Conversion Date, except as otherwise provided in the Indenture.

     The Securities are subject to redemption at any time on or after November 1, 2000, as a whole or in part, at the option of the Company, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date as provided in the Indenture. Notice of redemption will be given to Holders of Securities, not less than 20 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture. Subject to the terms of the Indenture, if as a result of a Tax Law Change the Company has or will become obligated to pay to the Holder of any Tax Affected Security Additional Amounts, and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its option, redeem the Tax Affected Securities as a whole, but not in part, upon not less than 20 nor more than 60 days' notice to the Holders prior to the Redemption Date therefor, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date, and any Additional Amounts then payable.

     Subject to the terms of the Indenture, the Securities are subject to repayment at the option of the Holder thereof, in whole or in part, on the Repayment Date, if the Common Stock (or other equity securities into which this Security is then convertible) is neither listed for trading on a United States national securities exchange, the Nasdaq National Market nor approved for trading on an established automated over-the-counter trading market in the United States. In such event, the Securities shall be repaid at a price equal to the principal amount hereof, plus accrued interest and Additional Amounts, if any. The Holders of Securities of this series desiring to be repaid must deliver (1) this Security with the "Option to Elect Repayment" duly signed and completed, or (2) such other documentation as may be provided by the Indenture, to the Trustee at the Place of Payment not earlier than 60 days nor later than 30 days prior to the Repayment Date. Bearer Securities must be surrendered together with all Coupons appertaining thereto that mature after the Repayment Date, except as otherwise provided in the Indenture.

     The Place of Payment, place of registration of transfer and exchange and the Place of Conversion for the Registered Securities and the Guarantees endorsed thereon, shall be the Borough of Manhattan, The City of New York, and the Corporate Trust Office of the Trustee shall be the Company's and the Guarantor's Office or Agency in the Borough of Manhattan, The City of New York for such purpose. The Places of Payment and Places of Conversion for the Bearer Securities and the Guarantees endorsed thereon, shall be London, England and Luxembourg, and the offices of the Trustee in London and Luxembourg shall be the Offices or Agencies for such purpose and the offices of the Trustee in London and Luxembourg shall be the Company's and the Guarantor's Paying Agent in London and Luxembourg, respectively.

     The Trustee initially shall be the Security Registrar, one of the Authenticating Agents, the Paying Agent and the Conversion Agent. The Trustee presently has its Corporate Trust Office at Four Albany Street, 4th Floor, New York, NY 10006, its Office in London at 1 Appold Street, Broadgate, London, EC2A 2HE, England, and its Office in Luxembourg at 14 Boulevard, F.D. Roosevelt, L-2450 Luxembourg. The Company and the Guarantor may subsequently appoint an Office or Agency in addition to or other than the Borough of Manhattan, The City of New York with respect to the Registered Securities and London, England and Luxembourg with respect to the Bearer Securities.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional (except as to the specific subordination provisions contained in Article Seventeen of the Indenture), to pay the principal of, premium, if any, interest and Additional Amounts, if any, on this Security at the times, places and rates, and in the coin or currency, herein prescribed.

     No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Indenture and the Securities shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in such Commonwealth except that the rights, protections, obligations, indemnities and immunities of the Trustee under the Indenture and the Securities shall be governed by the laws of the State of New York, without regard to the principles of conflicts of laws of either state.

                            SCHEDULE OF ADJUSTMENTS

                                               REMAINING
                                               PRINCIPAL           NOTATION
                      PRINCIPAL                AMOUNT              MADE ON
                      AMOUNT                   FOLLOWING SUCH      BEHALF OF THE
  DATE MADE           ADJUSTMENT               ADJUSTMENT          TRUSTEE
-------------       --------------           --------------      -----------------
-------------       --------------           --------------      -----------------
-------------       --------------           --------------      -----------------
-------------       --------------           --------------      -----------------
-------------       --------------           --------------      -----------------
-------------       --------------           --------------      -----------------
-------------       --------------           --------------      -----------------
-------------       --------------           --------------      -----------------
-------------       --------------           --------------      -----------------
-------------       --------------           --------------      -----------------
-------------       --------------           --------------      -----------------
-------------       --------------           --------------      -----------------
-------------       --------------           --------------      -----------------
-------------       --------------           --------------      -----------------
-------------       --------------           --------------      -----------------
-------------       --------------           --------------      -----------------
-------------       --------------           --------------      -----------------
----------------------------------------------------------------------------------

                                   GUARANTEE

     For value received, Thermo Electron Corporation, a corporation organized under the laws of the State of Delaware (herein called the "Guarantor," which
                                                            ---------
term includes any successor corporation under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of the Trustee and such Holder the due and punctual payment of the principal of, premium, if any, and interest and Additional Amounts, if any, on such Security, any other amount due and payable pursuant to the terms of the Indenture and the due and punctual payment of the sinking fund or analogous payments referred to therein if any, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise, according to the terms thereof and of the Indenture. In case of the failure of ThermoTrex Corporation, a corporation organized under the laws of Delaware (herein called the "Company," which term includes any successor
                             -------
corporation under such Indenture), punctually to make any such payment of principal, premium, if any, or interest or Additional Amounts, if any, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise, and as if such payment were made by the Company.

     The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional (except as to the specific subordination provisions contained in Article Eighteen of the Indenture), irrespective of, and shall be unaffected by, any invalidity, subordination, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives the benefits of diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by strict and complete performance of the obligations contained in such Security and this Guarantee. The Guarantor hereby agrees that, in the event of a default in payment of principal of, premium, if any, and interest, and Additional Amounts, if any, on such Security, or default in any sinking fund or analogous payment referred to therein, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, on the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

     The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Company in respect of any amounts paid to such Holder by the Guarantor on account of such Security pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the
                                               --------  -------
Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest and Additional Amounts, if any, on all Securities issued under such Indenture shall have been paid in full.

     Claims under this Guarantee are, to the extent provided in the Indenture, subject in right of payment to the prior payment in full of all Senior Guarantor Indebtedness, and this Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each Holder of a Security upon which this Guarantee is endorsed, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his, her or its attorney-in-fact for any and all such purposes.

     No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional (except as to the specific subordination provisions contained in Article Eighteen of the Indenture), of the due and punctual payment of principal, premium (if any), and interest and Additional Amounts, if any, on the Security upon which this Guarantee is endorsed.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under such Indenture.

     All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

     This Guarantee shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts, and for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed under its corporate seal and dated the date on the face hereof.

                                         THERMO ELECTRON CORPORATION


Attest:______________________________    By: ___________________________________

                                         Title: ________________________________

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  _______________________          BANKERS TRUST COMPANY,
                                         as Trustee



                                         By:  __________________________________
                                              Authorized Officer

                                TRANSFER NOTICE


FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
_________________ whose taxpayer identification number is ____________________
and whose address including postal/zip code is _______________________________ __________ the within Security and all rights thereunder, hereby irrevocably constituting and appointing_________________________________ attorney-in-fact to transfer said Security on the books of the Security Registrar with full power of substitution in the premises.


Dated:___________________          Name:__________________________________

                                   By:____________________________________

                                   Title:_________________________________

                                   NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without enlargement or any change whatsoever.

                                   SIGNATURE GUARANTEED


                                   _______________________________________

                               CONVERSION NOTICE


     The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is an integral multiple of U.S. $1,000 below designated), into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares or Securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Dated:_______________________________        ___________________________________
                                                         Signature
                                             [MUST BE GUARANTEED IF STOCK OR
                                             SECURITIES ARE TO BE ISSUED IN A
                                             NAME OTHER THAN THE REGISTERED
                                             HOLDER OF THE SECURITY]

____________________________________
              Name

____________________________________
             Address

____________________________________
Social Security or other Taxpayer
Identification Number, if any

If shares or Registered Securities      If only a portion of the Securities is
are to be registered in the name        to be converted, please indicate:
of a Person other than the Holder,
please print such Person's name
and address:                            1.  Principal amount to be converted:


                                        U.S. $___________________


___________________________________     2.  Principal amount and denomination of
           Name                             Registered Securities representing
                                            unconverted principal amount to be
                                            issued.

___________________________________
          Address
                                        Amount:  U.S.$_________________
___________________________________
Social Security or other Taxpayer       Denominations:
Identification Number, if any           U.S.$__________
                                        (any integral multiple of U.S. $1,000)

___________________________________

                           OPTION TO ELECT REPAYMENT
                             UPON A REPAYMENT EVENT


To:  ThermoTrex Corporation

     The undersigned owner of this Security hereby acknowledges receipt of a notice from ThermoTrex Corporation (the "Company") as to the occurrence of a Repayment Event with respect to the Common Stock of the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Repayment Price (or the relevant percentage thereof), together with accrued interest to such date (except if the Repayment Date shall be an Interest Payment Date), to the holder hereof.


Dated: ________________________


                                   _________________________________
                                   Signature*(s)

                                   Name: ___________________________
                                   Address:_________________________
                                           _________________________
                                   [* Signature Guarantee Required]

                                   Principal amount to be repaid
                                   (if less than all):

                                   $__________

                                   NOTICE: If this Security is issued in
                                   registered form, the above signatures of the holder(s) hereof must correspond with the name as it appears in the Security in every particular without alteration or enlargement or any change whatever.

_____________________________
Social Security or Other
Taxpayer Identification Number